                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1


(COMPASS MINERALS INTERNATIONAL LOGO)

NEWS RELEASE
CONTACTS:    Rodney L. Underdown (913-344-9395)                  Peggy Landon (913-344-9315)
               Vice President and Chief Financial Officer          Director of Investor Relations

                      COMPASS MINERALS INTERNATIONAL, INC.
              ANNOUNCES RECORD FOURTH-QUARTER AND YEAR-END RESULTS

         OVERLAND PARK, Kan. (February 13, 2006) -- Compass Minerals International, Inc. (NYSE: CMP) reported the following results today:

o The company set new records for quarterly and full-year sales from continuing operations. Fourth-quarter sales were $283.1 million, up 28 percent from the year-ago quarter, and full-year sales increased 16 percent over the prior year to $742.3 million. Continuing operations exclude the results of the company's British general trade plant which was sold on December 30, 2005. That plant's results are reported as discontinued operations in the statement of operations.

o Fourth-quarter net earnings from continuing operations were $9.3 million, or $0.29 per diluted share, compared to $18.9 million, or $0.59 per diluted share, in the 2004 period. Excluding special items from both years, fourth-quarter net earnings from continuing operations increased 53 percent over the prior-year quarter to $33.9 million, or $1.05 per diluted share.

o Compass's 2005 net earnings from continuing operations were $26.8 million, or $0.84 per diluted share, compared with $47.8 million, or $1.50 per diluted share, in 2004. When special items are excluded from both years, 2005 net earnings from continuing operations increased 27 percent over the prior year to $52.0 million, or $1.62 per diluted share.

o EBITDA from continuing operations declined by $4.3 million from 2004 to 2005, while 2005 adjusted EBITDA from continuing operations improved by $20.7 million, or 13 percent, over the prior year.

o The company refinanced its 10-percent senior subordinated notes with a bank credit facility and incurred expenses of $33.2 million in connection with the transaction.

         "We posted solid growth in both of our segments in addition to the year-end sales boost that the December snows gave us," said Michael E. Ducey, president and CEO of Compass Minerals International. "We also took advantage of favorable interest rates to restructure some of our debt, and we monetized an underperforming asset in the fourth quarter so that we can make better use of our shareholders' money. In short, our disciplined focus on growing the fundamental value of the company yielded strong 2005 results, which led the board to increase our quarterly dividend by 11 percent to $0.305 per share."

                                   -- MORE --

Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 2 of 12




                  FINANCIAL RESULTS FOR CONTINUING OPERATIONS*
                          (IN MILLIONS EXCEPT FOR EPS)


                                                                        THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                                          DECEMBER 31,             DECEMBER 31,
                                                                      ---------------------   ---------------------
                                                                        2005         2004        2005       2004
                                                                      ---------   ---------   ---------   ---------
 Sales .............................................................. $   283.1   $   221.2   $   742.3   $   639.9
 Sales less shipping and handling  (product sales) ..................     195.0       157.8       515.1       457.4
 Net earnings from continuing operations ............................       9.3        18.9        26.8        47.8
 Net earnings from continuing operations, excluding special items ...      33.9        22.1        52.0        40.9
 Diluted per-share earnings from continuing operations ..............      0.29        0.59        0.84        1.50
 Diluted per-share earnings from continuing operations, excluding
   special items ....................................................      1.05        0.68        1.62        1.28
 EBITDA .............................................................      43.1        51.5       144.2       148.5
 Adjusted EBITDA ....................................................      77.4        60.2       182.9       162.2

----------
* All periods exclude the effects of discontinued operations

         Heavy December snows in the Great Lakes region of North America and in the U.K., along with price improvements across all product categories, contributed to a 30 percent increase in salt sales over the prior-year quarter. Highway deicing salt volumes increased 28 percent and prices increased an average of nine percent over fourth-quarter 2004 levels. Robust consumer-deicing salt sales and growth in the company's water conditioning salt products helped boost general trade salt volumes by 11 percent over the 2004 quarter, and previously announced price increases contributed to a quarter-over-quarter average price improvement of seven percent.

         For the full year, salt sales improved 16 percent over 2004 levels as a result of price improvements; severe winter weather in the first and fourth quarters, which benefited both highway deicing and general trade sales; and growth in the company's water-conditioning product lines.

         Compass estimates that heavier-than-normal December snowfalls contributed approximately $35 million to $45 million to fourth-quarter 2005 revenues and approximately $8 million to $12 million to fourth-quarter 2005 operating earnings. For the full year, the company estimates that revenues benefited by approximately $60 million to $70 million from more-severe-than-average winter weather and operating earnings benefited by approximately $12 million to $18 million.

         Fourth-quarter sulfate of potash (SOP) revenues were up 10 percent over the prior-year quarter, though volumes were six percent lower year-over-year because of a shift of international sales from the fourth quarter to the third quarter of 2005. Full-year SOP sales improved 17 percent over 2004 primarily through price improvements. In December 2005, the company announced a $20 per ton price increase which took effect on February 1, 2006.




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Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 3 of 12



                               SELECTED SALES DATA


                                                                  THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                      DECEMBER 31,                     DECEMBER 31,
                                                            -------------------------------     -------------------------------
                                                                 2005              2004              2005              2004
                                                            -------------     -------------     -------------     -------------
SALES VOLUMES (IN THOUSANDS OF TONS):
Highway deicing .......................................             4,579             3,589            11,537            10,333
General trade* ........................................               840               758             2,529             2,404
Specialty potash ......................................               103               110               396               386
AVERAGE SALES PRICE (PER TON):
Highway deicing .......................................     $       35.15     $       32.31     $       33.07     $       30.85
General trade* ........................................            111.44            104.62            102.08             97.17
Specialty potash ......................................            278.64            235.29            259.56            226.88

-----------
* Excludes discontinued operations

         Shipping and handling costs were 31 percent of gross sales in the fourth quarter and full year of 2005 compared with 29 percent of gross sales in the fourth quarter and full year of 2004. The year-over-year change reflects rising fuel costs and capacity constraints which spurred increased transportation rates.

         Compass hedges its natural gas purchases, which helps protect the company from short-term volatility in gas prices. However, natural gas costs in the fourth quarter of 2005 were up approximately $1.6 million over the fourth quarter of 2004.

         Despite higher natural gas and input costs throughout the year, the company's cost of goods sold remained constant as a percent of gross sales year-over-year reflecting improved pricing throughout the company's product lines, economies of scale and savings generated by the company's Operational Excellence efficiency-improvement initiatives.

         Selling, general and administrative expenses declined by $2.2 million in the fourth quarter when compared to the fourth quarter of 2004 due to lower variable employee compensation costs, professional services and advertising expenses. For the year, SG&A costs were $1.3 million higher as a result of changes in foreign currency exchange rates and increased professional services costs.

         Accretion on the company's discount notes drove an interest expense increase of $0.9 million quarter-over-quarter and $2.6 million year-over-year.

         In December 2005, Compass incurred Other Expense of $33.2 million for its tender for $323.0 million principal amount of the company's 10-percent senior subordinated notes. Approximately $2 million principal amount of notes remains outstanding. The tender offer was financed with new senior secured credit facilities totaling $475.0 million. The facilities consist of a $350.0 million term loan due in 2012 and a $125.0 million revolving credit facility due in 2010. Other Expense also reflects interest income and foreign exchange losses.

                                   -- MORE --

Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 4 of 12



         "We are continually focused on enhancing our financial flexibility, and we made significant progress in 2005. In the fourth quarter, we completed a tender offer and refinancing that substantially eliminated one of our three high-interest bond issuances and replaced it with lower-interest debt, which we can pre-pay at the company's discretion," said Mr. Ducey.

         Debt as of December 31, 2005 was $615.9 million compared to $583.1 million at December 31, 2004, and debt net of cash was $568.8 million at December 31, 2005, compared to $573.4 million in 2004.

         In 2005, the company's fourth-quarter income tax expense included a $4.1 million charge for its plan to repatriate foreign funds in accordance with the American Jobs Creation Act of 2004.

         Compass recorded a $3.7 million gain, net of tax, on the December 30, 2005 sale of its British general trade salt plant. Proceeds from the sale totaled $36.2 million. The company plans to contribute approximately $4 million of the proceeds to the pension plan of its British subsidiary. The remaining proceeds will be used for general corporate purposes, including debt reduction.

         Capital expenditures in 2005 were $4.9 million above the prior year due to the previously announced expansion of the company's magnesium chloride production capacity at the Great Salt Lake and the installation of a new mill at its Goderich mine. Those projects are expected to be completed by mid-year 2006.

EARNINGS CALL

         Compass Minerals International will discuss its fourth-quarter and full-year 2005 financial results on a conference call tomorrow, February 14, at 10:00 a.m. ET. To access the conference call, interested parties should visit the company's website at www.CompassMinerals.com or dial (877) 228-7138. Callers must provide the conference ID number 4435645. Outside of the U.S. and Canada, callers may dial (706) 643-0377. Replays of the call will be available on the company's website for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, conference ID 4435645. Outside of the U.S. and Canada, callers may dial (706) 645-9291.

ABOUT COMPASS MINERALS INTERNATIONAL

         Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates eight production facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and


                                   -- MORE --

Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 5 of 12

industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf, and magnesium chloride, which is a premium deicing and dust control agent.

NON-GAAP MEASURES

         Management uses a variety of measures to evaluate the company's performance. In addition to using GAAP financial measures, such as gross profit, net earnings and cash flows generated by operating activities, management uses EBITDA, a non-GAAP financial measure, to evaluate the performance of our core business operations. To effectively manage our resource allocation, cost of capital and income tax positions, we evaluate the operating units on the basis of EBITDA. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. EBITDA excludes interest expense, income taxes and depreciation and amortization, each of which is an essential element of our cost structure and cannot be eliminated. Our borrowings are a significant component of our capital structure and interest expense is a continuing cost of debt. We are also required to pay income taxes. We have a significant investment in capital assets, and depreciation and amortization reflect the utilization of those assets in order to generate revenues. Consequently, any measure that excludes these elements has material limitations. EBITDA does, however, include other cash and non-cash items which management believes are not indicative of the ongoing operating performance of our core business operations. Management excludes these items to calculate adjusted EBITDA. While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the methods of calculation.

         Excluding special items from net earnings is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Special items include costs to tender for our high-yield bonds, termination of a management agreement and public offering costs, all net of tax; as well as charges to income tax expense for repatriating funds and the partial release of a tax reserve. Management's calculations of these measures are set forth in the tables below.




                                   -- MORE --

Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 6 of 12



    RECONCILIATION FOR EBITDA AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
                                  (in millions)

                                                                      THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                         DECEMBER 31,                   DECEMBER 31,
                                                                   -------------------------     ---------------------------
                                                                      2005           2004            2005            2004
                                                                   ----------     ----------     -----------     -----------
Net earnings from continuing operations ......................     $      9.3     $     18.9     $      26.8     $      47.8
Income tax expense ...........................................            7.6            7.6            15.8             4.2
Interest expense .............................................           15.9           15.0            61.6            59.0
Depreciation, depletion and amortization related to continuing
  operations .................................................           10.3           10.0            40.0            37.5
                                                                   ----------     ----------     -----------     -----------
EBITDA .......................................................     $     43.1     $     51.5     $     144.2     $     148.5
Adjustments to earnings  from continuing operations:
Other charges(1) .............................................             --            4.9              --             5.9
Other (income) expense, net(2) ...............................           34.3            3.8            38.7             7.8
                                                                   ----------     ----------     -----------     -----------
Adjusted EBITDA ..............................................     $     77.4     $     60.2     $     182.9     $     162.2

--------------
(1) Costs in the fourth quarter and full year of 2004 for secondary offerings of our common stock by stockholders filed with the SEC on Forms S-1 and S-3 and for Apollo Management LP's termination of a management consulting agreement.

(2) Tender costs for our senior subordinated notes in the fourth quarter of 2005 and interest income and foreign exchange gains and losses in all periods.



           RECONCILIATION FOR NET EARNINGS FROM CONTINUING OPERATIONS,
                            EXCLUDING SPECIAL ITEMS
                                  (in millions)

                                                                          THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                                              DECEMBER 31,            DECEMBER 31,
                                                                          -------------------     --------------------
                                                                           2005        2004         2005         2004
                                                                          -------     -------     -------      -------
Net earnings from continuing operations .............................     $   9.3     $  18.9     $  26.8      $  47.8

      Plus (less) special items:
      Tender costs for senior subordinated notes, net of tax(1) .....        20.5          --        20.5           --
      Release of tax reserve, net of other tax adjustments(2) .......          --          --        (4.8)       (11.1)
      Charge to income tax expense for repatriation of funds(3) .....         4.1          --         9.5           --
      Termination of management consulting agreement, net of tax(4) .          --         2.8          --          2.8
      Stock offering costs(5) .......................................          --         0.4          --          1.4
                                                                          -------     -------     -------      -------
Net earnings from continuing operations, excluding special items ....     $  33.9     $  22.1     $  52.0      $  40.9

------------------
(1) In the fourth quarter of 2005, we recorded costs of $33.2 million, pre-tax, associated with the tender of $323.0 million principal amount of the company's 10-percent senior subordinated notes.

(2) In 2005, taxing authorities developed a framework to treat cross-border transactions between the U.S. and Canada more consistently, so we reversed previously recorded income tax reserves of $4.8 million, net of other income tax adjustments. We recorded a non-cash benefit to earnings of $11.1 million in the third quarter of 2004 due to the release of part of the company's valuation allowance for deferred tax assets.

(3) We recorded a $4.1 million charge to income tax expense in the fourth quarter of 2005 for a planned repatriation of foreign funds in accordance with the American Jobs Creation Act of 2004. We recorded a $5.4 million charge to income tax expense due to a one-time repatriation of funds from the U.K. in the first quarter of 2005.

(4) Pre-tax costs of $4.5 million were incurred when Apollo Management LP terminated its management consulting agreement with the company.

(5) We incurred costs of $0.4 million in the fourth quarter of 2004 and $1.4 million in the full year for secondary offerings of our common stock by stockholders filed with the SEC on Forms S-1 and S-3. The shares sold in each public offering were previously held by stockholders and the company received no proceeds from the sales.


                                   -- MORE --

Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 7 of 12



                      COMPASS MINERALS INTERNATIONAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                               THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                                   DECEMBER 31,                           DECEMBER 31,
                                                     -------------------------------------     -----------------------------------
                                                           2005                 2004                 2005                2004
                                                     ----------------     ----------------     ----------------   ----------------
Sales ............................................   $          283.1     $          221.2     $          742.3   $          639.9
Cost of sales -- shipping and handling ...........               88.1                 63.4                227.2              182.5
Cost of sales -- products ........................              112.5                 90.0                315.8              277.6
                                                     ----------------     ----------------     ----------------   ----------------
  Gross profit ...................................               82.5                 67.8                199.3              179.8
Selling, general and administrative expenses .....               15.4                 17.6                 56.4               55.1
Other charges ....................................                 --                  4.9                   --                5.9
                                                     ----------------     ----------------     ----------------   ----------------
  Operating earnings .............................               67.1                 45.3                142.9              118.8
Other (income) expense:
  Interest expense ...............................               15.9                 15.0                 61.6               59.0
  Other, net .....................................               34.3                  3.8                 38.7                7.8
                                                     ----------------     ----------------     ----------------   ----------------
Earnings from continuing operations
  before income taxes ............................               16.9                 26.5                 42.6               52.0
Income tax expense ...............................                7.6                  7.6                 15.8                4.2
                                                     ----------------     ----------------     ----------------   ----------------
Net earnings from continuing operations ..........                9.3                 18.9                 26.8               47.8
Net earnings from discontinued operations,
  net of income taxes ............................                0.4                  1.0                  0.4                2.0
Gain from the sale of discontinued operations,
  net of income taxes ............................                3.7                   --                  3.7                 --
                                                     ----------------     ----------------     ----------------   ----------------
Net earnings .....................................   $           13.4     $           19.9     $           30.9   $           49.8
                                                     ================     ================     ================   ================
Basic net earnings per share:
  Continuing operations ..........................   $           0.29     $           0.61     $           0.85   $           1.56
  Discontinued operations ........................               0.13                 0.04                 0.13               0.07
Basic net earnings per share .....................               0.42                 0.65                 0.98               1.63

Diluted net earnings per share:
  Continuing operations ..........................   $           0.29     $           0.59     $           0.84   $           1.50
  Discontinued operations ........................               0.13                 0.03                 0.13               0.07
Diluted net earnings per share ...................               0.42                 0.62                 0.97               1.57
Cash dividends per share .........................   $          0.275     $          0.250     $           1.10   $         0.9375
Basic weighted-average shares outstanding ........         31,786,518           30,875,070           31,487,975         30,604,597
Diluted weighted-average shares outstanding ......         32,180,463           32,300,692           32,049,632         31,816,202








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
Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 8 of 12



                      COMPASS MINERALS INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                                   DECEMBER 31,      DECEMBER 31,
                                                                       2005              2004
                                                                 ---------------    ---------------
                                     ASSETS

Cash and cash equivalents ..................................     $          47.1    $           9.7
Receivables, net ...........................................               183.0              143.0
Inventories ................................................                81.5               96.3
Other current assets .......................................                22.8               17.0
Property, plant and equipment, net .........................               366.1              402.9
Intangible assets, net .....................................                22.5               23.6
Other non-current assets ...................................                27.3               31.4
                                                                 ---------------    ---------------
    Total assets ...........................................     $         750.3    $         723.9
                                                                 ===============    ===============
                  LIABILITIES AND STOCKHOLDERS'
                         EQUITY (DEFICIT)
Current liabilities ........................................     $         139.4    $         134.9
Long-term debt, net of current portion .....................               612.4              582.7
Deferred income taxes and other noncurrent liabilities .....                77.6               94.7
Total stockholders' equity (deficit) .......................               (79.1)             (88.4)
                                                                 ---------------    ---------------
    Total liabilities and stockholders' equity (deficit) ...     $         750.3    $         723.9
                                                                 ===============    ===============




                                   -- MORE --

Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 9 of 12


                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                 TWELVE MONTHS ENDED
                                                                     DECEMBER 31,
                                                               ------------------------
                                                                  2005            2004
                                                               ---------      ---------
Net cash provided by operating activities ................     $    87.9      $    99.7
                                                               ---------      ---------

Cash flows from investing activities:
  Capital expenditures ...................................         (31.8)         (26.9)
  Proceeds from sale of discontinued operations ..........          36.2             --
  Other ..................................................          (3.6)           0.9
                                                               ---------      ---------
Net cash provided by (used in) investing activities ......           0.8          (26.0)
                                                               ---------      ---------
Cash flows from financing activities:
  Proceeds from the issuance of long-term debt ...........         350.0             --
  Principal payments on long-term debt ...................        (360.7)         (40.6)
  Revolver activity ......................................          20.0           (3.0)
  Tender premium and fees paid to redeem debt ............         (26.5)            --
  Dividends paid .........................................         (34.7)         (28.7)
  Proceeds from stock option exercises ...................           1.5            1.2
  Deferred financing costs ...............................          (3.4)          (0.1)
                                                               ---------      ---------
Net cash used in financing activities ....................         (53.8)         (71.2)
                                                               ---------      ---------
Effect of exchange rate changes on cash and cash
  equivalents ............................................           2.5            4.6
                                                               ---------      ---------
Net increase in cash and cash equivalents ................          37.4            7.1
Cash and cash equivalents, beginning of period ...........           9.7            2.6
                                                               ---------      ---------
Cash and cash equivalents, end of period .................     $    47.1      $     9.7
                                                               =========      =========



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
Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 10 of 12


                      COMPASS MINERALS INTERNATIONAL, INC.
                 CONSOLIDATED QUARTERLY STATEMENTS OF OPERATIONS
                  (NET OF DISCONTINUED OPERATIONS) (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA,
                       SALES TONS AND AVERAGE SALES PRICE)

                                                                                  THREE MONTHS ENDED
                                                       --------------------------------------------------------------------------
                                                           3/31/05             6/30/05             9/30/05             12/31/05
                                                       --------------      --------------      --------------      --------------
Sales ............................................     $        254.0      $         97.7      $        107.5      $        283.1
Cost of sales -- shipping and handling ...........               83.0                25.5                30.6                88.1
Cost of sales -- products ........................               99.5                51.1                52.7               112.5
                                                       --------------      --------------      --------------      --------------
Gross profit .....................................               71.5                21.1                24.2                82.5
Selling, general and administrative expenses .....               15.0                12.5                13.5                15.4
                                                       --------------      --------------      --------------      --------------
Operating earnings ...............................               56.5                 8.6                10.7                67.1
Other (income) expense:
Interest expense .................................               15.0                15.3                15.4                15.9
Other, net .......................................                0.2                 0.8                 3.4                34.3
                                                       --------------      --------------      --------------      --------------
Earnings (loss) from continuing operations before
  income taxes ...................................               41.3                (7.5)               (8.1)               16.9
Income tax expense (benefit) .....................               18.8                (7.3)               (3.3)                7.6
                                                       --------------      --------------      --------------      --------------
Net earnings (loss) from continuing operations ...               22.5                (0.2)               (4.8)                9.3
Net earnings (loss) from discontinued operations,
  net of income taxes ............................                0.1                (0.5)                0.4                 0.4
Gain from the sale of discontinued operations, net
  of income taxes ................................                 --                  --                  --                 3.7
                                                       --------------      --------------      --------------      --------------
Net earnings (loss) ..............................     $         22.6      $         (0.7)     $         (4.4)     $         13.4
                                                       ==============      ==============      ==============      ==============
Basic net earnings (loss) per share:
Continuing operations ............................     $         0.72      $        (0.02)     $        (0.15)     $         0.29
Discontinued operations ..........................               0.01               (0.01)               0.01                0.13
                                                       --------------      --------------      --------------      --------------
Basic net earnings (loss) per share ..............     $         0.73      $        (0.03)     $        (0.14)     $         0.42
                                                       ==============      ==============      ==============      ==============
Diluted net earnings (loss) per share:
Continuing operations ............................     $         0.70      $        (0.02)     $        (0.15)     $         0.29
Discontinued operations ..........................                 --               (0.01)               0.01                0.13
                                                      --------------      --------------      --------------      --------------
Diluted net earnings (loss) per share ............     $         0.70      $        (0.03)     $        (0.14)     $         0.42
                                                       ==============      ==============      ==============      ==============
Basic weighted-average shares outstanding ........         31,140,713          31,430,900          31,593,768          31,786,518
Diluted weighted-average shares outstanding ......         32,323,129          31,430,900          31,593,768          32,180,463
General Trade Sales Volumes (in thousands
  of tons) .......................................               626                 510                 552                 840
General Trade Average Sales Price (per ton) ......     $        99.93      $        94.09      $        97.73      $       111.44




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
Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 11 of 12


                      COMPASS MINERALS INTERNATIONAL, INC.
                         SEGMENT INFORMATION (UNAUDITED)
                                  (IN MILLIONS)


                                          QUARTER RESULTS
--------------------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED DECEMBER 31, 2005                              SALT             POTASH            OTHER(d)          TOTAL
--------------------------------------------------------------------------------------------------------------------------------
Sales to external customers(a) ........................     $       254.6     $        28.5     $          --      $       283.1
Intersegment sales ....................................                --               3.9              (3.9)                --
Cost of sales -- shipping and handling costs(a) .......              84.2               3.9                --               88.1
Operating earnings (loss)(a) ..........................              64.8               9.7              (7.4)              67.1
Depreciation, depletion and amortization(b) ...........               9.3               2.1                --               11.4
Total assets ..........................................             585.9             134.4              30.0              750.3

THREE MONTHS ENDED DECEMBER 31, 2004                              SALT             POTASH            OTHER(d)          TOTAL
--------------------------------------------------------------------------------------------------------------------------------
Sales to external customers(a) ........................     $       195.3     $        25.9     $          --      $       221.2
Intersegment sales ....................................                --               3.9              (3.9)                --
Cost of sales -- shipping and handling costs(a) .......              59.4               4.0                --               63.4
Operating earnings (loss)(a) ..........................              47.4               6.5              (8.6)              45.3
Depreciation, depletion and amortization(b) ...........               8.8               2.1                --               10.9
Total assets ..........................................             555.1             134.9              33.9              723.9


                                                      FULL-YEAR RESULTS
--------------------------------------------------------------------------------------------------------------------------------

TWELVE MONTHS ENDED DECEMBER, 2005                                SALT             POTASH            OTHER(d)          TOTAL
--------------------------------------------------------------------------------------------------------------------------------
Sales to external customers(a) ........................     $       639.6     $       102.7     $          --      $       742.3
Intersegment sales ....................................                --              11.0             (11.0)                --
Cost of sales -- shipping and handling costs(a) .......             212.4              14.8                --              227.2
Operating earnings (loss)(a) ..........................             138.0              30.2             (25.3)             142.9
Depreciation, depletion and amortization(c)  ..........              35.2               8.4                --               43.6

TWELVE MONTHS ENDED DECEMBER, 2004                                SALT             POTASH             OTHER(d)         TOTAL
--------------------------------------------------------------------------------------------------------------------------------
Sales to external customers(a) ........................     $       552.3     $        87.6     $          --      $       639.9
Intersegment sales ....................................                --              11.3             (11.3)                --
Cost of sales -- shipping and handling costs(a) .......             168.7              13.8                --              182.5
Operating earnings (loss)(a) ..........................             123.5              20.7             (25.4)             118.8
Depreciation, depletion and amortization(c)  ..........              33.2               8.1                --               41.3

---------------

(a)      Excludes the effects of discontinued operations

(b) Includes $0.9 million of expense related to discontinued operations for both 2005 and 2004

(c) Includes $3.6 million and $3.8 million of expense related to discontinued operations for 2005 and 2004, respectively

(d)      Includes corporate entities and eliminations



                                   -- MORE --

Compass Minerals International
Fourth-Quarter and Full-Year 2005 Results
Page 12 of 12


                      COMPASS MINERALS INTERNATIONAL, INC.
                  SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)
                                  (IN MILLIONS)


                                               2005 QUARTER RESULTS
--------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED MARCH 31, 2005                               SALT         POTASH        OTHER(c)        TOTAL
--------------------------------------------------------------------------------------------------------------------
Sales to external customers(a) ........................     $    229.2     $     24.8     $       --      $    254.0
Intersegment sales ....................................             --            2.0           (2.0)             --
Cost of sales -- shipping and handling costs(a) .......           79.0            4.0             --            83.0
Operating earnings (loss)(a) ..........................           57.7            5.1           (6.3)           56.5
Depreciation, depletion and amortization(b)  ..........            9.0            2.2             --            11.2

THREE MONTHS ENDED JUNE 30, 2005                                SALT         POTASH         OTHER(c)       TOTAL
--------------------------------------------------------------------------------------------------------------------
Sales to external customers(a) ........................     $     70.4     $     27.3     $       --      $     97.7
Intersegment sales ....................................             --            2.8           (2.8)             --
Cost of sales -- shipping and handling costs(a) .......           21.5            4.0             --            25.5
Operating earnings (loss)(a) ..........................            5.0            9.0           (5.4)            8.6
Depreciation, depletion and amortization(b)  ..........            8.2            2.1             --            10.3

THREE MONTHS ENDED SEPTEMBER 30, 2005                           SALT         POTASH         OTHER(c)       TOTAL
--------------------------------------------------------------------------------------------------------------------
Sales to external customers(a) ........................     $     85.4     $     22.1     $       --      $    107.5
Intersegment sales ....................................             --            2.3           (2.3)             --
Cost of sales -- shipping and handling costs(a) .......           27.7            2.9             --            30.6
Operating earnings (loss)(a) ..........................           10.5            6.4           (6.2)           10.7
Depreciation, depletion and amortization(b) ...........            8.7            2.0             --            10.7

THREE MONTHS ENDED DECEMBER 31, 2005                            SALT         POTASH         OTHER(c)       TOTAL
--------------------------------------------------------------------------------------------------------------------
Sales to external customers(a) ........................     $    254.6     $     28.5     $       --      $    283.1
Intersegment sales ....................................             --            3.9           (3.9)             --
Cost of sales -- shipping and handling costs(a) .......           84.2            3.9             --            88.1
Operating earnings (loss)(a) ..........................           64.8            9.7           (7.4)           67.1
Depreciation, depletion and amortization(b) ...........            9.3            2.1             --            11.4

-------------

(a)      Excludes the effects of discontinued operations

(b) Includes $0.9 million of expense for each quarter in 2005 related to discontinued operations

(c)      Includes corporate entities and eliminations


This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on form 10-k filed with the Securities and Exchange Commission on March 16, 2005. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

                                       ###